Exhibit 10.5

AMERICAN STANDARD ENERGY CORP.
DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT is made and entered into this 15th day of April, 2010, by and between Scott Feldhacker
("Participant") and AMERICAN STANDARD ENERGY CORP. (the "Corporation");

WITNESSETH:

     WHEREAS, the Corporation has established this Deferred Compensation Program ("Program") for certain of the employees of the Corporation; and

     WHEREAS, Participant has been selected to participate in the Program for the period between April 15, 2010 and December 31, 2010 (the “Plan Period”); and

     WHEREAS, stock options may be awarded in lieu of compensation and the Directors had acted to authorize such award; and

     WHEREAS, this date it is hereby agreed between Participant and the Corporation to issue 400,000 stock options to Participant as provided herein in lieu of payment to Participant of any salary to be earned by Participant with respect to the Plan Period, to be vested as provided in the following table:

Shares (Percentage)	Date Vested
100,000 (25%)	January 1, 2011
100,000 (25%)	July 1, 2011
100,000 (25%)	January 1, 2012
100,000 (25%)	July 1, 2012

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

1.
In the event that salary, annual bonus or commissions, or a specified combination thereof, is earned by Participant with respect to the Plan period, and an election is made according to this Agreement, then, in lieu of payment of such amount, Participant shall be granted a stock option, the terms of which shall be as follows:

a. The shares with respect to which an option shall be granted are the common stock of AMERICAN STANDARD ENERGY CORP.

   b.      All options granted pursuant to these resolutions shall be non-statutory stock option not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

c. The term of the option shall be ten years from the date of grant, with 100% vesting to occur according to the Vesting Table within this Agreement.

2.	This Agreement is irrevocable.

3.	No dividends, divided equivalents, or other income shall be paid or accrued with respect to any option granted pursuant to this Agreement.

4.	If Participant terminates employment for any reason or is terminated for cause prior to the vesting of an option, those options not yet vested shall be forfeited.

5.	Should the authorized share count of American Standard Energy Corp. change for any reason the Participant’s deferred compensation stock options shall change proportionally to the Company.

IN WITNESS WHEREOF, Participant and the Corporation have caused this Agreement to be executed as of the day and year first above written.

AMERICAN STANDARD ENERGY CORP.

By:	/s/ Richard MacQueen	/s/ Scott Feldhacker
Richard MacQueen, Vice President, Secretary		Scott Feldhacker, Participant